Exhibit 3.3
FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
This First Amendment (this “Amendment”) to the Amended and Restated Limited Liability Company Agreement of Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company (the “Company”), dated as of May 20, 2015 (the “LLC Agreement”), is executed as of March 8, 2016 (the “Amendment Date”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the LLC Agreement.
RECITALS
WHEREAS, pursuant to Section 9.3(d)(v) of the LLC Agreement, the Board of Directors, without the approval of any Member, may amend any provision of the LLC Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect a change that, in the sole discretion of the Board of Directors, it determines is required to effect the intent expressed in the Registration Statement;
WHEREAS, the Registration Statement states that the LLC Agreement provides that the Directors will not be personally liable to the Company or the Members for monetary damages for breach of a fiduciary duty as a Director, except to the extent such exemption is not permitted under the Delaware Act;
WHEREAS, the Board of Directors has approved this Amendment in accordance with Section 9.3(d) of the LLC Agreement in order to effect the intent expressed in the foregoing statement in the Registration Statement; and
WHEREAS, in accordance with Section 2.6(a) of the LLC Agreement, this Amendment shall become immediately effective upon its execution by an authorized officer of the Company.
AMENDMENT
NOW THEREFORE:

1.	Section 5.19 of the LLC Agreement is hereby amended to add the following:
(n) Exculpation. Notwithstanding anything contained in this Agreement to the contrary, to the fullest extent permitted by the Delaware Act, no Director will be personally liable to the Company or the Members for monetary damages for breach of a fiduciary duty as a Director, except to the extent such exemption is not permitted under the Delaware Act.

2.
Except as specifically amended hereby, the terms, covenants, provisions and conditions of the LLC Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

[Signature page follows]
IN WITNESS WHEREOF, the undersigned has executed this Amendment, effective as of March 8, 2016.
FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Jonathan G. Atkeson
Name:	Jonathan G. Atkeson
Title:	Chief Financial Officer